EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement Form S-8 pertaining to the issuance of up to 1,000,000 shares of Provident Financial Group, Inc. Common Stock under the Provident Financial Group, Inc. 1997 Stock Option Plan of our report dated April 11, 2003, with respect to the consolidated financial statements of Provident Financial Group, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2002.

   /s/ Ernst & Young LLP

Cincinnati, Ohio
July 23, 2003